Exhibit 99.1

News Release

LCA-Vision Reports on Annual Meeting of Stockholders

CINCINNATI (May 17, 2011) –LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, announces that its stockholders have elected all five Board nominees to the Company’s Board of Directors, each for a one-year term. The directors are:

•	William F. Bahl, co-founder and President of Bahl & Gaynor Investment Counsel

•	John H. Gutfreund, President of Gutfreund & Co. Inc.

•	John C. Hassan, consultant with BSC Ventures

•	Edgar F. Heizer III, Chairman of Manus Health Systems, Inc.

•	E. Anthony Woods, non-executive Chairman of the Board of LCA-Vision, and Chairman and Chief Executive Officer of SupportSource, LLC

LCA-Vision stockholders also approved the LCA-Vision Inc. 2011 Stock Incentive Plan; approved the advisory vote on executive compensation; voted for the company to hold the advisory vote on the executive compensation annually, and voted in favor of the appointment of Ernst & Young LLP as the company’s independent auditors for the fiscal year ending December 31, 2011.

“We are seeing tangible improvements in our financial and operational performance and we are optimistic about our future prospects,” Mr. Woods stated in his comments about LCA-Vision’s business. “We have now reported two consecutive quarters of growth in same-store procedure volume and sustained improvement in our key operational metrics. Also with our recently announced first quarter financial results, we reported a profit for the first time in three years, although the quarter results benefited from seasonal employee flex account spending. Importantly, LCA is gaining market share. We attribute these achievements to the recovering economy, higher consumer confidence levels and the many actions taken by LCA management and our entire staff to improve our operations during the recent economic downturn. We are now positioned to grow revenues as the economic recovery progresses, albeit at a slow and unsteady pace.

“We also are taking actions to maximize shareholder value by diversifying our business to provide additional revenue streams and diminish the impact of future downturns. Our initial focus is on strategic opportunities that utilize our numerous resources, including our core expertise in eye health and extensive knowledge in multi-site operations. We have already implemented the sale of over-the-counter eye drops throughout our LasikPlus® network and recently began testing a management services program for partnering with private-practice eye care providers. Later this year we plan to evaluate a cataract and premium IOL surgery offering that addresses a significant growth opportunity as our population ages.”

Corporate Websites: http://www.lca-vision.com • http://www.lasikplus.com Corporate Headquarters: 7840 Montgomery Road • Cincinnati OH 45236

Forward-Looking Statements

This news release contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. The forward-looking statements in this release are based on information available to the company as of the date hereof. Actual results could differ materially from those stated or implied in the forward-looking statements due to risks and uncertainties associated with its business. In addition to the risk factors discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, there are a number of other risks and uncertainties associated with its business, including, without limitation, the successful execution of cost effective marketing strategies to drive patients to its vision centers; the impact of low consumer confidence and discretionary spending; competition in the laser vision correction industry; the company’s ability to attract patients; the possibility of adverse outcomes or long-term side effects of laser vision correction and negative publicity regarding laser vision correction; the company’s ability to operate profitable vision centers and retain qualified personnel during periods of lower procedure volumes; the continued availability of non-recourse third-party financing for its patients on terms similar to what it has paid historically; and the future value of revenues financed by the company and its ability to collect on such financings, which will in turn depend on a number of factors, including the consumer credit environment and the company’s ability to manage credit risk related to consumer debt, bankruptcies and other credit trends.

Further, the FDA’s advisory board on ophthalmic devices currently is reviewing concerns about post-LASIK quality of life matters, and the FDA has begun a major new study on LASIK outcomes and quality of life that is expected to end in 2012. The FDA or another regulatory body could take legal or regulatory action against the company or others in the laser vision correction industry. The outcome of this review or legal or regulatory action could potentially impact negatively the acceptance of LASIK. In addition, the acceptance rate of new technologies and our ability to implement successfully new technologies on a national basis create additional risk. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, the company assumes no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.

About LCA-Vision Inc./LasikPlus®

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 53 LasikPlus® fixed-site laser vision correction centers in 26 states and 41 markets in the United. Additional company information is available at www.lca-vision.com and www.lasikplus.com.

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For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
Investor Relations	Lippert/Heilshorn & Associates
513-792-9292	310-691-7100

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Corporate Websites: http://www.lca-vision.com • http://www.lasikplus.com Corporate Headquarters: 7840 Montgomery Road • Cincinnati OH 45236